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Exhibit 99.1


FROM:    VIDEO LOTTERY TECHNOLOGIES, INC.
         115 Perimeter Center
         Atlanta, GA 30346

         MWW/Strategic Communications, Inc.
         Public Relations - Tel. (201) 507-9500
         Contact:   Laurie Terry - Email: lterry@mww.com
                    Bob Sommer - Email: rsommer@mww.com

________________________________________________________________________________

                                                           FOR IMMEDIATE RELEASE

         VIDEO LOTTERY TECHNOLOGIES, INC. APPOINTS RICHARD M. HADDRILL
                         AS PRESIDENT AND BOARD MEMBER

         ATLANTA, August 28, 1996, -- Video Lottery Technologies, Inc. (Nasdaq National Market: VLTS) today announced that Richard M. Haddrill has been elected President of the Company, and named to its Board of Directors.

         Mr. Haddrill joined VLT in December 1994 as Executive Vice President and Chief Financial Officer.

         Commenting on his appointment, Mr. Haddrill stated, "I welcome the opportunity my expanded role offers to meet the significant challenges facing our Company, and to reaffirm the commitment to provide our customers with the highest level of service and technological superiority in all aspects of our business."

         Video Lottery Technologies, Inc., through its subsidiaries -- Automated Wagering International, Inc., Video Lottery Consultants, Inc. and United Tote -- is one of the leading suppliers of system software, equipment and related services for on-line lotteries, video lotteries and pari-mutuel systems throughout the world. Presently, the subsidiaries' equipment and systems are in operation in the United States, Canada, Australia, Europe, Asia, South America and the Caribbean.